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                                                                   EXHIBIT 3.1.2

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
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                                       OF
                                       --

                              CONTROL DEVICES, INC.
                              ---------------------

                                    ARTICLE I
                                    ---------
                                      Name
                                      ----

     The name of the Corporation is Control Devices, Inc.

                                   ARTICLE II
                                   ----------
                     Registered Office and Registered Agent
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     The street address of the Corporation's registered office in Indiana and the name of its registered agent at that office are Glenn Scolnik, Hammond, Kennedy, Whitney & Company, Inc., 8888 Keystone Crossing, Suite 690, Indianapolis, Indiana 46240.

                                   ARTICLE III
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                                     Shares
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     Section 3.1. Number. The total number of shares which the Corporation is
     -----------  ------
authorized to issue is Nineteen Million (19,000,000) shares.

     Section 3.2. Designation of Classes and Number of Shares. The authorized
     -----------  -------------------------------------------
shares shall be divided into Sixteen Million (16,000,000) shares of the Corporation which shall be designated as "Common Shares" and Three Million (3,000,000) shares of the Corporation which shall be designated as "Preferred Shares."

     Section 3.3. Rights, Privileges, Limitations and Restrictions of Common
     -----------  ----------------------------------------------------------
Shares.
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          (1) Single Class. The Common Shares shall constitute a separate and
              ------------
     single class and shall not be issued in series. All Common Shares shall be identical with each other in all respects.

          (2) Dividends. Subject to any limitations prescribed in this Article
              ---------
     III and any further limitations prescribed in accordance therewith, and subject to any prior rights that may be conferred upon the holders of any series of the Preferred Shares established by the Board of Directors pursuant to authority herein provided, and except as otherwise provided by law, the holders of
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     Common Shares shall be entitled to receive when and as declared by the
     Board of Directors, out of the assets of the Corporation which are by law available therefor, pro rata dividends payable either in cash, in property or securities of the Corporation.

          (3) Liquidation. In the event of any voluntary or involuntary
              -----------
     liquidation, dissolution, or winding up of the Corporation, the holders of the Common Shares shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and of all Preferred Shares having priority over the Common Shares, to share ratably in the remaining net assets of the Corporation.

          (4) Voting Rights. Subject to any voting rights that may be conferred
              -------------
     upon holders of any series of Preferred Shares established by the Board of Directors pursuant to authority herein provided or as otherwise provided by law, every holder of Common Shares shall have the right, at every shareholders' meeting, to one vote for each Common Share standing in such shareholder's name on the books of the Corporation.

     Section 3.4. Rights of Preferred Shares Preferred Shares may be issued from
     -----------  --------------------------
time to time in one or more series, which series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares adopted by the Board of Directors. The authority for the adoption of such resolution or resolutions is hereby expressly granted to and vested in the Board of Directors and shall include authority to specify the number of Preferred Shares of any series and to provide, as to any series of Preferred Shares, such voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are from time to time permitted under the Indiana Business Corporation Law.

                                   ARTICLE IV
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                                    Directors
                                    ---------

     Any director may be removed, either with or without cause, at any meeting of the Shareholders by the affirmative vote of a majority in number of shares of the Shareholders of record present, in person or by proxy, and entitled to vote for the election of directors, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting.

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                                    ARTICLE V
                                    ---------
                                  Incorporator
                                  ------------

     The name and address of the incorporator of the Corporation are Glenn Scolnik, Hammond, Kennedy, Whitney & Company, Inc., 8888 Keystone Crossing, Suite 690, Indianapolis, Indiana 46240.


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